AMERIQUEST MORTGAGE SECURITIES INC.
              ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2003-4

                                 AMENDMENT NO. 1

                  Amendment No. 1 (the "Amendment"), dated and effective as of July 21, 2003 among Ameriquest Mortgage Securities Inc., as depositor (the "Depositor"), Ameriquest Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"), to the Pooling and Servicing Agreement, relating to the above-captioned Asset Backed Pass-Through Certificates (the "Agreement"), dated as of April 1, 2003, among the Depositor as depositor, the Master Servicer as master servicer and the Trustee as trustee. The parties hereto are entering into the Amendment pursuant to the first paragraph of Section 11.01 of the Agreement. Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Agreement.

         1. AMENDMENT.

                  In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to delete the Preliminary Statement in the Agreement and replace it with the following:

PRELIMINARY STATEMENT:

                  The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in each REMIC (as defined herein) created hereunder. The Trust Fund will consist of a segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement.

                                     REMIC I
                                     -------

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets (other than any Master Servicer Prepayment Charge Payment Amounts and the Net WAC Rate Carryover Reserve Account) subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Interest will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC I Remittance Rate, the initial Uncertificated Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.



                                      REMIC I                          Initial                    Latest Possible
       Designation                Remittance Rate               Uncertificated Balance            Maturity Date(1)
       -----------                ---------------               ----------------------            ----------------
        I-LTAA                     Variable(2)                    $   391,918,280.78                 May 25, 2033
         I-LTA                     Variable(2)                    $     3,300,900.00                 May 25, 2033
        I-LTM1                     Variable(2)                    $       270,000.00                 May 25, 2033
        I-LTM2                     Variable(2)                    $       150,000.00                 May 25, 2033
        I-LTM3                     Variable(2)                    $        90,000.00                 May 25, 2033
        I-LTM4                     Variable(2)                    $        40,000.00                 May 25, 2033
        I-LTM5                     Variable(2)                    $        50,000.00                 May 25, 2033
        I-LTZZ                     Variable(2)                    $     4,097,432.26                 May 25, 2033
         I-LTP                     Variable(2)                    $           100.00                 May 25, 2033

________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC I Regular Interest.
(2) Calculated in accordance with the definition of "REMIC I Remittance Rate" herein.

                                    REMIC II
                                    --------

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-II Interest will evidence the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance or Uncertificated Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated Classes of Certificates and REMIC II Regular Interests.



                                                                  Initial Aggregate
                                                                Certificate Principal
                                                                Balance/Uncertificated             Latest Possible
           Designation                 Pass-Through Rate               Balance                    Maturity Date(1)
           -----------                 -----------------               -------                    ----------------
             Class A                     Variable(2)           $   330,090,000.00                 May 25, 2033
            Class M-1                    Variable(2)           $    27,000,000.00                 May 25, 2033
       Class M-2 Interest                Variable(2)           $    15,000,000.00                 May 25, 2033
       Class M-3 Interest                Variable(2)           $     9,000,000.00                 May 25, 2033
       Class M-4 Interest                Variable(2)           $     4,000,000.00                 May 25, 2033
       Class M-5 Interest                Variable(2)           $     5,000,000.00                 May 25, 2033
        Class CE Interest                Variable(3)           $     9,826,613.04                 May 25, 2033
        Class P Interest                    N/A(4)             $           100.00                 May 25, 2033

________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates and REMIC II Regular Interests.
(2)  Calculated in accordance with the definition of "Pass-Through Rate" herein.
(3) The Class CE Interest will accrue interest at its variable Pass-Through Rate on the Notional Amount of the Class CE Interest outstanding from time to time which shall equal the Uncertificated Balance of the REMIC I Regular Interests. The Class CE Interest will not accrue interest on its Uncertificated Balance.
(4)  The Class P Interest will not accrue interest.

                                    REMIC III
                                    ---------

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Class M-2 Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III." The Class R-III Interest will evidence the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the Class M-2 Certificates.



                                                                  Initial Aggregate
                                                                Certificate Principal             Latest Possible
           Designation                 Pass-Through Rate               Balance                   Maturity Date(1)
           -----------                 -----------------               -------                   ----------------
            Class M-2                    Variable(2)             $  15,000,000.00                 May 25, 2033

________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates and REMIC III Regular Interests.
(2) The Class M-2 Certificates will receive 100% of amounts received in respect of the Class M-2 Interest.

                                    REMIC IV
                                    --------

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Class M-3 Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC IV." The Class R-IV Interest will evidence the sole class of "residual interests" in REMIC IV for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the Class M-3 Certificates.



                                                                  Initial Aggregate
                                                                Certificate Principal             Latest Possible
           Designation                 Pass Through Rate               Balance                   Maturity Date(1)
           -----------                 -----------------               -------                   ----------------
            Class M-3                    Variable(2)              $  9,000,000.00                  May 25, 2033

________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates and REMIC IV Regular Interests.
(2) The Class M-3 Certificates will receive 100% of amounts received in respect of the Class M-3 Interest.

                                     REMIC V
                                     -------

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Class M-4 Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC V." The Class R-V Interest will evidence the sole class of "residual interests" in REMIC V for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the Class M-4 Certificates.



                                                                  Initial Aggregate
                                                                Certificate Principal             Latest Possible
           Designation                 Pass Through Rate               Balance                   Maturity Date(1)
           -----------                 -----------------               -------                   ----------------
            Class M-4                    Variable(2)               $   4,000,000.00               May 25, 2033

________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates and REMIC V Regular Interests.
(2) The Class M-4 Certificates will receive 100% of amounts received in respect of the Class M-4 Interest.

                                    REMIC VI
                                    --------

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Class M-5 Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC VI." The Class R-VI Interest will evidence the sole class of "residual interests" in REMIC VI for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the Class M-5 Certificates.



                                                                  Initial Aggregate
                                                                Certificate Principal             Latest Possible
           Designation                 Pass Through Rate               Balance                   Maturity Date(1)
           -----------                 -----------------               -------                   ----------------
            Class M-5                    Variable(2)               $   5,000,000.00                May 25, 2033

________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates and REMIC VI Regular Interests.
(2) The Class M-5 Certificates will receive 100% of amounts received in respect of the Class M-5 Interest.

                                    REMIC VII
                                    ---------

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Class CE Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC VII." The Class R-VII Interest will evidence the sole class of "residual interests" in REMIC VII for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the Class CE Certificates.


                                                                  Initial Aggregate
                                                                Certificate Principal             Latest Possible
           Designation                 Pass Through Rate               Balance                   Maturity Date(1)
           -----------                 -----------------               -------                   ----------------
            Class CE                     Variable(2)               $   9,826,613.04                May 25, 2033

________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates and REMIC VII Regular Interests.
(2) The Class CE Certificates will receive 100% of amounts received in respect of the Class CE Interest.

                                   REMIC VIII
                                   ----------

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC VIII." The Class R-VIII Interest will evidence the sole class of "residual interests" in REMIC VIII for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the Class P Certificates.



                                                                  Initial Aggregate
                                                                Certificate Principal             Latest Possible
           Designation                 Pass Through Rate               Balance                   Maturity Date(1)
           -----------                 -----------------               -------                   ----------------
             Class P                        N/A(2)               $  100.00                        May 25, 2033

________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates and REMIC VIII Regular Interests.
(2) The Class P Certificates will receive 100% of amounts received in respect of the Class P Interest.


                  As of the Cut-off Date, the Mortgage Loans had an aggregate Scheduled Principal Balance equal to $399,916,713.04.


         2. COUNTERPARTS.

                  This Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.



         3. GOVERNING LAW.

                  This Amendment shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         4. SEVERABILITY OF PROVISIONS.

                  If any one or more of the covenants, agreements, provisions or terms of this Amendment for any reason whatsoever shall be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment.

         5. SUCCESSORS AND ASSIGNS.

                  The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.


         6. ARTICLE AND SECTION HEADINGS.

                  The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

                  IN WITNESS WHEREOF, the undersigned have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                   AMERIQUEST MORTGAGE SECURITIES INC.
                                     as Depositor

                                   By:     /s/ John P. Grazer
                                           --------------------------
                                   Name:   John P. Grazer
                                   Title:  Chief Financial Officer


                                   AMERIQUEST MORTGAGE COMPANY
                                     as Master Servicer

                                   By:     /s/ John P. Grazer
                                           --------------------------
                                   Name:   John P. Grazer
                                   Title:  Executive Vice-President

                                   DEUTSCHE BANK NATIONAL TRUST COMPANY
                                   as Trustee


                                   By:     /s/ Valerie Delgado
                                           --------------------------
                                   Name:   Valerie Delgado
                                   Title:  Associate

                                   By:     /s/ Ronaldo Reyes
                                           --------------------------
                                   Name:   Ronaldo Reyes
                                   Title:  Asistant Vice-President